Exhibit 10.3

ANNEX I TO 2000 STOCK INCENTIVE PLAN

DELUXE CORPORATION

NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN, AS AMENDED

1.           Purpose of the Plan. The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Plan”) is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Deluxe Corporation (“Deluxe” or the “Company”) to increase their ownership of Deluxe Common Stock, $1.00 par value (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Fees (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.

2.           Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).

3.           Administration. This Plan will be administered by or under the direction of the Secretary of the Company (the “Administrator”). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator’s duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

4.	Election to Receive Stock and Stock Issuance.

4.1.       Election to Receive Stock in Lieu of Cash. On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect (“Stock Election”) to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to any specified percentage of the cash compensation payable to that director for services rendered as a director (including all Board and committee retainers, meeting fees and extraordinary service fees, the “Fees”). All Eligible Directors who have made such a Stock Election to receive shares of Common Stock with respect to any specified percentage of such Fees shall be deemed to be a participating director under this Plan (“Participating Director”) to at least such extent. To be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than December 31 of the year preceding the year to which such Stock Election shall apply (or by such other date as the Administrator shall determine) and shall apply only with respect to services as a director provided for the period of January 1 through December 31 of the following year (“Plan Year”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs during the Plan Year, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current Plan Year, as specified in the Stock Election. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.

4.2.       Issuance of Stock in Lieu of Cash. Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Fees so elected shall (i) be issued to each Participating Director or (ii) at the Participating Director’s election pursuant to Section 4.3, be credited to such director’s account (a “Deferred Stock Account”), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a “Payment Date”). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Fees in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

4.3.       Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Fees otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than December 31 of each year (or by such other date as the Administrator shall determine) with respect to payments in the ensuing Plan Year, an irrevocable election with the Administrator on a form (the “Deferral Election Form”) provided by the Administrator for that purpose (“Deferral Election”). Any portion of the Fees to be paid in cash may not be deferred pursuant to the Plan. Failure to timely file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Fees payable (i) during the ensuing Plan Year with respect to elections made on or before December 31 of each year as aforesaid and (ii) for the portion of the Plan Year after the date the Deferral Election is made or the ensuing Plan Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director’s Fees.

4.4.       Credits to Deferred Stock Account for Elective Deferrals. On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units (“Stock Units”) to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director’s Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director’s Fees payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director’s Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.

4.5.       Dividend Equivalent Payments. Each time a dividend is paid on the Common Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.6.       Fair Market Value. The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition; provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.

4.7.       Separation from Service as a Director. If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Fees entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director’s then effective Stock Election or an amount shall be deferred in accordance with a Deferral Election on file with the Company. The date of separation of a Participating Director’s service as a director of the Company will be deemed to be the date of separation from service recorded on the personnel or other records of the Company.

5.           Shares Available for Issuance. This Plan constitutes part of the Deluxe Corporation 2000 Stock Incentive Plan, as amended from time to time (the “SIP”), and is subject to the terms and conditions of the SIP. Any shares of Common Stock issued under this Plan shall be issued pursuant to the terms and conditions of the SIP, and any such shares so issued shall be subject to the limits set forth in the SIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the SIP.

6.	Deferral Payment.

6.1.       Deferral Payment Election. At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director’s separation from service on the Board as provided in Section 6.2. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account during the period covered by the relevant Deferral Election.

6.2.       Payment of Deferred Stock Accounts in a Lump Sum. Stock Units credited to a Participating Director’s Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director’s separation from service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). Notwithstanding the foregoing, and subject to the requirements of Section 409A of the Internal Revenue Code for deferrals made after December 31, 2004, in the event of a Change of Control (as defined in Section 12), Stock Units credited to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer) and issued in full to the Participating Director in whole shares of Common Stock on such date.

6.3.       Payment to Estate. In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director’s estate or beneficiaries, as the case may be.

7.           Holding Period. All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director’s Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule (“Rule 16b-3”), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Administrator may, in his or her discretion, require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period.

8.	Limitation on Rights of Eligible and Participating Directors.

8.1.       Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

8.2.       Nonexclusivity of the Plan. Nothing contained in this Plan is intended to affect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the power of the Company’s officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.

9.           Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange.

10.        Effective Date and Duration of the Plan. This Plan shall become effective on January 1, 2001 and shall continue, unless terminated by action of the Board, until the expiration or termination of the SIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.

11.        Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

12.          Change of Control. A “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

A.         Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

B.          During the period from the effective date of this Plan until final distribution to all Participating Directors of their Deferred Stock Accounts, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has acquired securities of the Company or entered into an agreement with the Company to effect a transaction constituting a Change of Control as described in paragraphs (A), (C) or (D) of this Section 12) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

C.          The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 40% of the combined voting power of the Company’s then outstanding securities; or

D.         The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

E.          For the purposes of this Section 12, the following terms shall have definitions ascribed herein to them:

(i)	“Person” shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange.
(ii)	“Beneficial Owner” shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.
(iii)

“Affiliate” shall mean a company controlled directly or indirectly by the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

13.	Miscellaneous.

13.1.     Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

13.2.     Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.